As filed with the Securities and Exchange Commission on December 7, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation or organization)
13-1890974
(I.R.S. Employer Identification Number)

2 Paragon Drive
Montvale, New Jersey 07645
(201) 573-9700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Allan Richards
Senior Vice President, Human Resources, Labor Relations, Legal Services & Secretary
The Great Atlantic & Pacific Tea Company, Inc.
Two Paragon Drive
Montvale, New Jersey 07645
(201) 573-9700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Kenneth W. Orce, Esq.
John Schuster, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
(212) 701-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt securities	(1)	(1)

Preferred stock	(1)	(1)

Common stock, par value $1.00 per share	(1)	(1)

(1)	This information is omitted pursuant to General Instruction II.E. of Form S-3. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

Debt Securities
Preferred Stock
Common Stock

The Great Atlantic & Pacific Tea Company, Inc., or A&P, from time to time, may offer to sell senior or subordinated debt securities, preferred stock or common stock. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities. Our common stock is listed on the New York Stock Exchange, or NYSE, and trades under the ticker symbol “GAP.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered and the offering will be described in a supplement to this prospectus each time we sell securities hereunder.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and incorporate by reference herein and in the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated December 7, 2007.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that A&P has filed with the Securities and Exchange Commission, or the SEC, utilizing the “shelf” registration process, relating to the debt securities, preferred stock and common stock described in this prospectus. Under this shelf registration process, A&P may sell an unlimited amount of any combination of the securities described in this prospectus from time to time and in one or more offerings.

This prospectus provides you with a general description of the securities that A&P may offer hereunder. Each time A&P sells securities, it will provide a prospectus supplement that will contain specific information about the offering and the terms of the particular securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information.”

In each prospectus supplement, we will include the following information:

•	the type and amount of securities that we propose to sell;

•	the public offering price of the securities;

•	the names of any underwriters, agents or dealers to or through which the securities will be sold;

•	any compensation of those underwriters, agents or dealers;

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any risk factors applicable to the securities that we propose to sell; and

•	any other material information about the offering and sale of the securities.

In this prospectus, when we use the terms “A&P,” the “Company,” “the combined company,” “we,” “us” or “our,” we mean A&P and its subsidiaries, including Pathmark Stores, Inc., or Pathmark, on a consolidated basis, unless otherwise indicated or the context requires otherwise.

A&P

Founded in New York City in 1859, A&P is one of the largest food retailers in the Northeastern United States. We operate conventional supermarkets, combination food and drug stores, discount food stores and liquor stores in six U.S. states and the District of Columbia under the trade names A&P, Waldbaum’s, The Food Emporium, Super Fresh, A&P Super Foodmart, Food Basics and Pathmark.

We are a publicly traded Maryland corporation. Our common stock is listed on the NYSE under the symbol “GAP.” Our headquarters and principal executive offices are located at 2 Paragon Drive, Montvale, New Jersey 07645. Our telephone number is (866) 443-7374, and our website address is www.aptea.com. Information contained in or linked to from our website is not a part of this prospectus.

You can get more information regarding our business by reading our most recent Annual Report on Form 10-K and the other reports and information that we file with the SEC. See “Where You Can Find More Information.”

SUMMARY DESCRIPTION OF THE SECURITIES WE MAY ISSUE

We may use this prospectus to offer from time to time:

•

Debt securities. The debt securities may be senior or subordinated and convertible into or exercisable or exchangeable for our common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities. The debt securities may be secured or unsecured.

•	Preferred stock without par value. The preferred stock may be convertible into or exercisable or exchangeable for other preferred stock, common stock or equity securities of one or more other entities. We can issue preferred stock in one or more series with different dividend, liquidation, redemption, voting and other rights.

•	Common stock, par value $1.00 per share.

In the case of securities that are exchangeable for securities of a third party issuer, the applicable prospectus supplement will give you more information about this issuer, the terms of its securities and the document in which they are described.

A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes, including:

•	working capital;

•	capital expenditures;

•	acquisitions of or investments in businesses or assets; and/or

•	redemption or repayment of short-term or long-term borrowings.

Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the unaudited consolidated ratios of earnings to fixed charges for each of the fiscal years in the five-year period ended February 24, 2007 and the 28 weeks ended September 8, 2007. We have not presented a ratio of earnings to combined fixed charges and preferred stock dividends because we did not have preferred stock outstanding during any such periods. Therefore, our ratio of earnings to combined fixed charges and preferred dividends for any given period is equivalent to our ratio of earnings to fixed charges. The following ratios of earnings to fixed charges do not give effect to our acquisition of Pathmark on December 3, 2007.

	Fiscal Year Ended					28 Weeks Ended September 8, 2007
	February 22, 2003	February 28, 2004	February 26, 2005	February 25, 2006	February 24, 2007
Ratio of earnings to fixed charges	(1)	(1)	(1)	5.1x	(1)	1.8x

(1)

Earnings were insufficient to cover fixed charges by $78 million in the fiscal year ended February 24, 2007, $81 million in the fiscal year ended February 26, 2005, $63 million in the fiscal year ended February 28, 2004 and $37 million in the fiscal year ended February 22, 2003.

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of earnings before income taxes and fixed charges after eliminating net undistributed earnings of affiliates and minority interests which have not incurred fixed charges. Fixed charges consist of interest expense, including the amortization of debt discount and expense on all indebtedness, plus one-third of rent expense deemed to represent an appropriate interest factor.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings also are available on the SEC’s website at http://www.sec.gov. Our SEC filings and other similar information are available to you through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the exchange on which our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 to register the securities offered hereby. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information that is in the registration statement and the exhibits to the registration statement. For further information about A&P, investors should refer to the registration statement and its exhibits. The registration statement is available at the SEC’s public reference room or website as described above.

We “incorporate by reference” information into this prospectus, which means that we are disclosing important information to you by referring you to other documents filed separately with the SEC. These documents contain important information about A&P and are an important part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

•

our annual report on Form 10-K for the fiscal year ended February 24, 2007 (including portions of our Annual Report to Stockholders for the year ended February 24, 2007 incorporated by reference therein) and our current report on Form 8-K filed on October 24, 2007, which retrospectively revises our Form 10-K to reflect the reclassification of A&P’s stores in the Greater New Orleans area and the Midwest as discontinued operations and the revisions of our reportable segments;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended June 16, 2007 and September 8, 2007;

•	those portions of our definitive proxy statement on Schedule 14A dated May 25, 2007 incorporated by reference in our annual report on Form 10-K for the year ended February 24, 2007;

•

our current reports on Form 8-K and amendments thereto filed on February 28, 2007, March 5, 2007, March 6, 2007, March 14, 2007, April 20, 2007, April 26, 2007, May 7, 2007, May 21, 2007, May 31, 2007, June 21, 2007, June 25, 2007, July 16, 2007, July 23, 2007, August 8, 2007, August 24, 2007, September 19, 2007, September 20, 2007, October 22, 2007, October 24, 2007, November 6, 2007, November 7, 2007, November 8, 2007, November 19, 2007, November 26, 2007, November 30, 2007, December 4, 2007, December 6, 2007 and December 7, 2007;

•

the descriptions of A&P’s common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions; and

•

all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of any offering made under this prospectus and the prospectus supplement or supplements that will accompany any offering of securities hereunder.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

In addition, we are incorporating by reference in this prospectus the consolidated financial statements of Pathmark as of February 3, 2007 and January 28, 2006 and for the 53 week period ended February 3, 2007 and each of the 52 week periods ended January 28, 2006 and January 29, 2005, and the reports with respect thereto, included on pages 27 to 67 of Pathmark’s annual report on Form 10-K for the fiscal year ended February 3, 2007 and the consolidated financial statements of Pathmark as of August 4, 2007 and for the 13 and 26 week periods ended August 4, 2007 and July 29, 2006 included on pages 2 to 16 of Pathmark’s quarterly report on Form 10-Q for the fiscal quarter ended August 4, 2007.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. Any statement that is so modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by calling us at (201) 571-8748 or writing us at the following address: The Great Atlantic & Pacific Tea Company, Inc., 2 Paragon Drive, Montvale, NJ 07645, Attention: Investor Relations.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference statements that are forward-looking statements within the meaning of the federal securities laws, including statements about our expectations, beliefs, intentions and strategies for the future, including without limitation, statements about potential cost savings and synergies resulting from our acquisition of Pathmark. We have identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology.

These statements involve known and unknown risks and uncertainties, including risks resulting from economic and market conditions, the regulatory environment in which we operate, competitive activities and other business conditions. Our company’s actual results may differ materially from results anticipated in these forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include but are not limited to:

•	The integration of Pathmark into A&P’s business;

•	Competitive practices and pricing in the food industry generally and particularly in our principal markets;

•	The timing, cost and execution of new store openings, relocations, remodels, sales and closures;

•	Our relationships with our employees;

•	The unanticipated loss of key personnel;

•	The terms of future collective bargaining agreements, labor strikes or union organizational efforts;

•	The costs and other effects of lawsuits and administrative proceedings;

•	The nature and extent of continued consolidation in the food industry;

•	Changes in the financial markets which may affect our cost of capital or the ability to access capital;

•	Supply or quality control problems with our vendors;

•	Governmental and regulatory actions;

•	The ability to manage growth;

•	The ability to execute programs to achieve profit goals and improve productivity;

•	Natural disasters, terrorist attacks or war;

•	Fluctuations in fuel costs;

•	Difficulties developing, maintaining, upgrading and securing new or existing information technology systems;

•	Changes in economic conditions, which may affect the buying patterns of our customers; and

•	Other factors referenced in this prospectus and the applicable prospectus supplement and documents incorporated by reference herein.

We base our forward-looking statements on information currently available to us, and we undertake no obligation to update these statements, whether as a result of changes in underlying factors, new information, future events or other developments. A&P does not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. All of the forward- looking statements are qualified in their entirety by reference to the factors discussed under the caption “Risk Factors” included in our periodic reports that we file with the SEC and the applicable prospectus supplement or supplements to this prospectus and other factors referenced in other documents incorporated by reference herein.

DESCRIPTION OF SECURITIES WE MAY OFFER

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus, when taken together with the applicable prospectus supplement, will contain the material terms and conditions of each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

Debt Securities

We may offer senior or subordinated debt securities, which may be convertible into or exercisable or exchangeable for our common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities. Our debt securities will be issued under an indenture to be entered into between us and a trustee to be named (the “indenture”). Authorizing resolutions or a supplemental indenture entered into at the time of an offering will set forth the specific terms of each series of debt securities and together with the indenture will constitute the indenture governing such securities.

We have summarized certain general features of the debt securities from the form of indenture attached as an exhibit to the registration statement of which this prospectus forms a part. The following summary does not restate the indenture in its entirety and does not purport to be complete Any prospective purchaser may request a copy of the indenture from us at the address set forth under “Where You Can Find More Information.”

The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount and any limit on the aggregate principal amount of the series of debt securities;

•	whether the securities will be senior or subordinated in right of payment to other obligations;

•	applicable subordination provisions, if any;

•	whether securities will be convertible into or exercisable or exchangeable for other securities and, if so, the terms of such conversion or exchange;

•	whether securities issued by us will be secured or unsecured and, if secured, a description of the collateral;

•	whether the debt securities of the series will be guaranteed by any persons and the terms and conditions upon which such debt securities will be guaranteed;

•

percentage or percentages of principal amount at which such securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•

dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and the record date for the interest payable on any payment date;

•	redemption (including upon a “change of control”) or early repayment provisions;

•	provisions requiring or permitting us to make payment to a sinking fund to be used to purchase or redeem the debt securities;

•	authorized denominations, including minimum denominations;

•	form;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•

defaults and events of default with respect to the securities and the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the securities and related obligations under the indenture;

•	provisions relating to the transfer or exchange of debt securities;

•	provisions relating to the amendment or modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms which may be in addition to or different from the provisions of the indenture and this prospectus.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the trustee maintained in Wilmington, Delaware, or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

Capital Stock

The following description of A&P’s capital stock is a summary and is qualified in its entirety by reference to A&P’s charter and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The rights of A&P stockholders are currently governed by the Maryland General Corporation Law (the “MGCL”) and the Articles of Restatement of the Certificate of Incorporation, as amended, and the By-Laws of A&P, which we refer to as the charter and bylaws of A&P, respectively.

A&P’s authorized share capital consists of 80,000,000 common shares, $1.00 par value, and 3,000,000 preferred shares without par value. At December 5, 2007, 48,750,850 common shares and no preferred shares were outstanding.

Preferred Stock

The A&P board of directors can, without the approval of stockholders, issue one or more series of preferred stock. A series of preferred stock will include all of the shares of preferred stock issued as part of the same series under articles supplementary filed as part of our charter. The board of directors may also determine the rights, preferences and limitations of each series including the maximum number of shares in the series, voting rights, conversion rights, redemption rights, dividend rights, liquidation rights, any preferences over the common shares with respect to dividend or liquidation distributions, and the terms and conditions of issue. The preferred stock may be senior to the common stock with respect to dividends, distributions upon liquidation and other rights.

The following briefly summarizes the provisions of our charter that would be important to holders of our preferred stock. The specific terms of each series of preferred stock as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The following description does not contain all of the information that may be important to holders of our securities. Investors are encouraged to read carefully the terms and provisions of our charter, because it, and not this summary, is the governing document. See “Where You Can Find More Information.”

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the number of shares;

•	the designation;

•	the voting powers;

•	votes per share;

•	board membership rights;

•	liquidation preferences;

•	relative participating, optional or other rights;

•	conversion or exchange rights;

•	redemption rights;

•	put and sinking fund provisions;

•	dividend rights;

•	the terms or conditions of redemption; and

•	any other applicable terms.

The applicable prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities of A&P, or debt or equity securities of one or more other entities.

In some cases, the issuance of preferred stock could delay a change in control of A&P and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock.

When we issue and receive payment for the preferred stock, the shares will be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, the preferred stock will rank on parity in all respects with any outstanding shares of our preferred stock and will have priority over our common stock as to dividends and distributions of assets. Therefore, the rights of any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock.

The transfer agent, registrar and dividend disbursement agent for a series of preferred stock will be named in a prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

Common Stock

A&P’s common stock is listed for trading on the NYSE under the symbol “GAP.” A&P’s transfer agent and registrar for common shares is the American Stock Transfer and Trust Company, 59 Maiden Lane, New York, NY 10038, telephone: (800) 937-5449.

Common stockholders only receive dividends when, as and if authorized and declared by the A&P board of directors. If declared, dividends may be paid in cash, stock or other forms of consideration. If and when A&P issues preferred shares, common stockholders may not receive dividends until A&P has satisfied its obligations to the preferred stockholders. Although in April 2006 we declared and paid a special one-time dividend equal to $7.25 per share of common stock to the shareholders of record on April 17, 2006, our policy is to not pay dividends. As such, except as set forth in the preceding sentence, we have not made dividend payments in the previous three years and do not intend to pay dividends in the normal course of business in fiscal 2007. In addition, we did not repurchase our stock in fiscal 2006 and we do not intend to make stock repurchases in fiscal 2007. However, we are permitted under the terms of our senior secured revolving credit facility and subject to specified conditions, to pay cash dividends on and repurchase shares of common stock.

All outstanding shares of common stock are fully paid and nonassessable. There are no subscription rights, conversion or preemptive rights or redemption or sinking fund provisions with respect to the shares of common stock.

Each share of common stock is entitled to one vote in the election of directors and other matters. Directors are elected by the vote of a plurality in interest of stockholders present in person or by proxy and entitled to vote in the election at a meeting at which a quorum is present. Common stockholders are not entitled to cumulative voting rights. Members of the A&P board of directors serve one-year terms (and until their successors are elected and qualify) and all directors are elected annually. Directors may be removed from office by the vote of a majority of the outstanding shares entitled to vote generally for the election of directors.

The quorum required at a stockholders’ meeting is a majority of the votes entitled to be cast at the meeting, represented in person or by proxy. If a quorum is present, action on a matter is approved by the vote of a majority of all the votes cast at the meeting, unless otherwise required by law or the A&P charter. The MGCL requires approval by two-thirds of all votes entitled to be cast on the matter by each voting group entitled to vote, in the case of extraordinary corporate actions, such as:

•	certain mergers;

•	with respect to the party other than the successor, a share exchange;

•	an amendment to the charter, with certain exceptions;

•

with respect to the transferor corporation, the sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets, other than in the usual and regular course of business or if all of the equity interests of the transferee are owned, directly or indirectly, by the transferor corporation; or

•	the dissolution of the corporation.

Provisions Restricting a Change of Control

A&P’s charter and bylaws, as well as the provisions of the MGCL, contain provisions that may have the effect of delaying, deferring or preventing a change in control of A&P. Although A&P’s charter does not contain such a provision, the MGCL allows a corporation’s charter to contain a provision requiring for any purpose a lesser proportion of the votes of all classes or of any class of stock than the proportion required by the MGCL for that purpose, but this proportion may not be less than a majority of all votes entitled to be cast on the matter. If a corporation’s charter contains such a provision, it will affect the procedures necessary to effect a change of control.

Maryland Business Combination Act

The provisions of the Maryland Business Combination Act do not apply to business combinations of A&P because A&P had an existing interested stockholder on July 1, 1983 and its charter and bylaws do not provide otherwise. A&P may, however, opt into these provisions by charter or bylaw provision or by board resolution.

Under the Maryland Business Combination Act, certain “business combinations” between a Maryland corporation and an “interested stockholder” or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Under the MGCL, an “interested stockholder” includes a person who is:

•	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of the corporation; or

•

an affiliate or associate of the corporation and was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation at any time within the two-year period immediately prior to the date in question.

A person is not an interested stockholder if, prior to the most recent time at which the person otherwise had become an interested stockholder, the board of directors of the corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder.

Business combinations for the purposes of the preceding paragraph are defined by the MGCL to include certain mergers, consolidations, share exchanges and asset transfers, some issuances and reclassifications of equity securities, the adoption of certain plans of liquidation or dissolution or the receipt by an interested stockholder or its affiliate of any loan, advance, guarantee, pledge or other financial assistance or tax advantage provided by the corporation. After the five-year moratorium period has elapsed, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation voting together as a single group; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder or its affiliates or associates with whom the business combination is to be effected, voting together as a single group.

The above voting requirements of the Maryland Business Combination Act do not apply if each of the following conditions is met:

•

The aggregate amount of cash and the market value as of the later of the day prior to the stockholder vote or the twenty days prior to the closing date (or, if no stockholder vote, as of the closing date), which is referred to as the “valuation date,” of consideration other than cash to be received per share by holders of common stock is at least equal to the highest of the following:

(i)

the highest per share price paid by the interested stockholder for any shares of such stock of the same class or series within the five-year period immediately before the announcement date of the proposed business combination plus compound interest as specified in the Maryland Business Combination Act, less the aggregate amount of any cash dividends and the market value of any noncash dividends paid per share of such stock from the earliest date through the valuation date, up to the amount of interest;

(ii)

the highest per share price paid by the interested stockholder for any shares of such stock of the same class or series on or within the five-year period immediately prior to the most recent date on which the interested stockholder became an interested stockholder, which is referred to as the “determination date,” plus compound interest as specified in the Maryland Business Combination Act, less the aggregate amount of any cash dividends and the market value of any noncash dividends paid per share of such stock from the earliest date through the valuation date, up to the amount of interest;

(iii)

the market value per share of such stock of the same class or series on the announcement date of the proposed business combination plus compound interest as specified in the Maryland Business Combination Act, less the aggregate amount of any cash dividends and the market value of any noncash dividends paid per share of such stock from the earliest date through the valuation date, up to the amount of interest;

(iv)

the market value per share of such stock of the same class or series on the determination date plus compound interest as specified in the Maryland Business Combination Act, less the aggregate amount of any cash dividends and the market value of any noncash dividends paid per share of such stock from the earliest date through the valuation date, up to the amount of interest; or

(v)

the price per share equal to the market value per share of such stock of the same class or series on the announcement date of the proposed business combination or on the determination date, whichever is higher, multiplied by a fraction equal to (a) the highest per share price paid by the interested stockholder for any shares of such stock of the same class acquired by such interested stockholder within the five-year period immediately prior to the announcement date of the proposed business combination over (b) the market value per share of such stock of the same class on the first day in such five-year period on which the interested stockholder acquires any shares of such stock,

•

the aggregate amount of cash and the market value as of the valuation date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than common stock in the business combination must be at least equal to the price required for such stock of any class or series under subsections (i)–(v), above; or the highest preferential amount per share to which the holders of shares of such class or series of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, whichever is greater,

•

the consideration to be received by holders of any class of outstanding stock is cash or the same form as the interested stockholder paid for its shares. If the interested stockholder has paid for shares with varying forms of consideration, the form of consideration for such stock shall be either cash or the form used to acquire the largest number of shares previously acquired, and

•

after the determination date and prior to the consummation of the business combination there has been: (i) no failure to declare and pay full periodic dividends on any outstanding preferred stock; (ii) no reduction in the annual rate of dividends paid on any class or series of stock that is not preferred stock, except as necessary to reflect or correct any capitalization changes to the corporation; and (iii) the interested stockholder did not become the beneficial owner of any additional shares of stock except as part of the transaction which resulted in such interested stockholder becoming an interested stockholder or by virtue of proportionate stock splits or stock dividends. Clauses (i) and (ii) above do not apply if no interested stockholder, or an affiliate or associate of the interested stockholder, voted as a director in a manner inconsistent with such clauses and the interested stockholder, within ten days after any such action, notifies the board in writing that such interested stockholder disapproves of such action and requests in good faith that the board rectify such act or failure to act.

The provisions of the Maryland Business Combination Act do not apply:

•

if the business combination has, either specifically, generally, or generally by types, whether as to specifically identified or unidentified existing or future interested stockholders or their affiliation, been approved or exempted therefrom, in whole or in part, by resolution of the board of directors either (i) prior to September 1, 1983 or such earlier date as may be irrevocably established by resolution of the board of directors or (ii) at any time prior to the most recent time that an interested stockholder became an interested stockholder if such business combinations involve transactions with a particular interested stockholder or its existing or future affiliates, and

•

unless otherwise provided by the charter or bylaws of the corporation, to business combinations of a corporation which, on July 1, 1983, had an existing interested stockholder, whether such business combination is with the existing stockholder or any other person that becomes an interested stockholder after July 1, 1983 unless the board of directors elects by resolution after July 1, 1983 to be subject to the Maryland Business Combination Act, in whole or in part, specifically, generally or generally by types as to specifically identified or unidentified interested stockholders.

Maryland Control Share Acquisition Act

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or by employees who are also directors of the corporation.

“Control shares” are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person or with respect to which such person is entitled to exercise voting power (other than pursuant to a revocable proxy), would entitle the acquiror, directly or indirectly, to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

A “control share acquisition” means the acquisition, directly or indirectly, of ownership of or power to direct the voting power of issued and outstanding control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel the board of directors, upon satisfaction of certain conditions, including the delivery of an acquiring person statement containing certain required information and the delivery of an undertaking to pay certain expenses, by written request made at the time of delivery of such acquiring person statement, to call a special meeting of stockholders to be held within fifty days after receiving both the request and undertaking to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any meeting of stockholders.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved. The corporation’s redemption of the control shares will be for fair value determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or, if a meeting of stockholders is held to consider the voting rights of the shares, as of the date of such meeting. Unless the corporation’s charter or bylaws provide otherwise, if voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. A&P’s charter and bylaws do not provide otherwise. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition. Certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

A control share acquisition does not include:

•	shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction;

•	shares acquired or under contract to be acquired before November 4, 1988;

•	shares acquired under the laws of descent and distribution;

•	shares acquired under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the Maryland Control Share Acquisition Act; or

•	acquisitions approved or exempted by our charter or bylaws.

Neither the charter nor the bylaws of A&P exempt identified or unidentified existing or future stockholders or their affiliates or associates from the Maryland Control Share Acquisition Act. However, because Tengelmann Warenhandelsgesellschaft KG, or Tengelmann, owned a majority of

A&P’s outstanding common stock prior to November 4, 1988, the control share acquisition provisions of the MGCL do not apply to acquisitions of A&P common stock by Tengelmann made in good faith and not for the purposes of circumventing the Maryland Control Share Acquisition Act.

Subtitle 8 of Title 3 of the MGCL

Subtitle 8 of Title 3 of the MGCL allows a Maryland corporation with a class of equity securities registered under the Exchange Act to elect to be governed by certain Maryland law provisions, notwithstanding a contrary provision in the charter or bylaws. The election to be governed by one or more of these provisions can be made by a Maryland corporation in its charter or bylaws or by resolution adopted by the board of directors. The corporation, however, must have at least three directors who, at the time of electing to be subject to the provisions, are not:

•	officers or employees of the corporation;

•	persons seeking to acquire control of the corporation;

•	directors, officers, affiliates or associates of any person seeking to acquire control; or

•	nominated or designated as directors by a person seeking to acquire control.

Articles supplementary must be filed with the Maryland State Department of Assessments and Taxation if a Maryland corporation elects to be subject to any or all of the provisions by board resolution or bylaw amendment or the board of directors adopts a resolution that prohibits the corporation from electing to be subject to any or all of the provisions of Subtitle 8 of Title 3. Stockholder approval is not required for the filing of articles supplementary.

The provisions to which a corporation can elect under Subtitle 8 to be subject are:

•	a classified board,

•	a requirement that the removal of directors requires the affirmative vote of two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors,

•	a requirement that the number of directors be fixed only by vote of the directors,

•

a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, and

•

a requirement that special stockholders’ meetings must be called by the corporation at the request of stockholders only upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting.

A Maryland corporation’s charter may contain a provision or the board of directors may adopt a resolution that prohibits the corporation from electing to be subject to Subtitle 8 of Title 3 of the MGCL. The A&P charter does not contain any such provision and A&P’s board of directors has not adopted any resolution containing any such prohibition.

PLAN OF DISTRIBUTION

We may sell the debt securities, preferred stock or common stock being offered by use of this prospectus and an applicable prospectus supplement:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

We will set forth the terms of the offering of any securities being offered in the applicable prospectus supplement.

If we utilize underwriters in an offering of securities using this prospectus, we will execute an underwriting agreement with those underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered securities if any are purchased. Underwriters may sell those securities to or through dealers. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time. If we utilize underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

If we utilize a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer, as principal. The dealer may then resell those securities to the public at a fixed price or at varying prices to be determined by the dealer at the time of resale.

We may also use this prospectus to offer and sell securities through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

We may offer to sell securities either at a fixed price or at prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may also use this prospectus to directly solicit offers to purchase securities. Except as set forth in the applicable prospectus supplement, none of our directors, officers, or employees nor those of our subsidiaries will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

We may authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions that we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

Underwriters, dealers or agents participating in a distribution of securities by use of this prospectus and an applicable prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from us or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and an applicable prospectus supplement may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make.

Concurrently with any offering of debt securities that are convertible into or exercisable or exchangeable for our common stock, we may offer from time to time shares of our common stock by means of a separate prospectus supplement and accompanying prospectus. Such shares of our common stock may be offered to the public in an offering by underwriters, dealers or agents. In addition, we may agree to loan shares of common stock to affiliates of such underwriters, dealers or agents, which affiliates we refer to as the “share borrowers,” pursuant to a share lending agreement to be described in the applicable prospectus supplement. Such share borrowers may use the borrowed shares to facilitate transactions by which investors in the notes may hedge their investments in such notes. In connection with facilitating those transactions, the share borrowers and their affiliates may receive customary, negotiated fees from investors.

In connection with any offering of debt securities that are convertible into or exercisable or exchangeable for our common stock, we may enter into convertible debt security hedge transactions with affiliates of the underwriters. Such convertible debt security hedge transactions may reduce the potential dilution upon conversion of such debt securities. We may apply a portion of the net proceeds from the sale of such debt securities to pay the cost of such convertible debt security hedge transactions.

In connection with establishing an initial hedge of these transactions, the hedge counterparty or its affiliates may enter into various derivative transactions with respect to our common stock, concurrently with or shortly after the pricing of such debt securities. These activities could have the effect of increasing or preventing a decline in the price of our common stock concurrently with or shortly after the pricing of such debt securities.

In addition, the hedge counterparty or its affiliates will likely modify its hedge position following the pricing of such debt securities from time to time by entering into or unwinding various derivative transactions and/or purchasing or selling our common stock in secondary market transactions prior to the maturity of such debt securities (including during any settlement period in respect of any conversion of such debt securities). The effect, if any, of any of these transactions and activities on the market price of our common stock or such debt securities will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could impact the price of our common stock and the value of such debt securities and, as a result, the value of the consideration and the number of shares, if any, that you would receive upon conversion of such debt securities and, under certain circumstances, your ability to convert such debt securities.

Underwriters, dealers, agents or their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business, for which they have received or will receive customary compensation.

VALIDITY OF THE SECURITIES

Certain legal matters will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York and McGuire Woods LLP, Baltimore, Maryland. If counsel for any underwriter, dealer or agent passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to the offering.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to A&P’s Current Report on Form 8-K dated October 24, 2007 and the financial statement schedule incorporated in this Prospectus by reference to the Annual Report on Form 10-K of A&P for the year ended February 24, 2007 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report included in the Form 8-K contains an explanatory paragraph relating to the Company’s change in the manner in which it accounts for defined pension and other postretirement plans as described in Note 1 to the consolidated financial statements.

The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this Prospectus by reference from Pathmark Stores, Inc.’s Annual Report on Form 10-K for the year ended February 3, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report related to the financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of SFAS 123R and SFAS 158), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, which will be borne by the registrants. All amounts shown are estimates, except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission registration fee		$(1)
Legal fees and expenses	100,000	(2)
Printing and engraving fees	50,000	(2)
Accounting fees and expenses	20,000	(2)
Miscellaneous	30,000	(2)

Total	$200,000	(2)

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the entire registration fee.

(2)	Estimated.

Item 15. Indemnification of Directors and Officers.

Under the MGCL, a Maryland corporation may indemnify any director or officer made or threatened to be made a party to any proceeding by reason of service in that capacity unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, reasonable expenses may be advanced to a present or former director, or to an officer, employee or agent who is not a director to the same extent that they may be advanced to a director, unless limited by the charter. Advances of reasonable expenses to directors, officers, employees and agents prior to the final adjudication of a proceeding may be generally authorized in the corporation’s charter or bylaws, by action of the board of directors, by contract, or upon a determination that indemnification is proper made by the board of directors, special legal counsel or the stockholders as described below. The director, officer, employee or agent must give to the corporation a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the corporation has been met, and a written undertaking providing that if it is ultimately determined that the standard of conduct has not been met, the director, officer, employee or agent will repay the amount advanced.

Under the MGCL, unless limited by a corporation’s charter, a court of appropriate jurisdiction may, under certain circumstances, order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct required under the MGCL or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or the officer. The A&P charter does not contain provisions limiting such indemnification. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

The MGCL also provides that, where indemnification is permissible, it must be authorized for a specific proceeding after a determination has been made that indemnification of the director or officer is permissible in the circumstances because the director or officer has met the standard of conduct described above. Such determination must be made (1) by a majority vote of a quorum of the board of directors consisting of directors who are not parties to the proceeding (or if such a quorum cannot be obtained, the determination may be made by a majority vote of a committee of the board which consists solely of one or more directors who are not parties to the proceeding and who were designated to act by a majority of the full board of directors), (2) by special legal counsel selected by the board of directors or by a committee of the board of directors by vote as set forth in the preceding subsection (1) (or if the requisite quorum of the board of directors cannot be obtained and the committee cannot be established, a majority of the full board of directors, including directors who are parties, may select the special counsel), or (3) by a vote of the stockholders other than those stockholders who are directors or officers and a party to the proceedings. The MGCL provides that the indemnification and advancement of expenses provided under the MGCL are not exclusive of any other rights, by indemnification or otherwise, to which a director or officer may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise.

The MGCL also requires a corporation (unless its charter provides otherwise, which A&P’s charter does not) to indemnify reasonable expenses for a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. In addition, the MGCL provides that a corporation may not indemnify a director or officer or advance expenses for a proceeding brought by that director or officer against the corporation, except for a proceeding brought to enforce indemnification, or unless the charter, the bylaws, a resolution of the board of directors or an agreement approved by the board of directors expressly provides otherwise.

A&P’s charter provides that A&P shall indemnify and advance expenses to any person who is or was a director or officer of A&P to the maximum extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) arising out of such person’s service as a director or officer of either A&P or of another organization at A&P’s request. A&P’s charter also provides that A&P shall indemnify any person who is or was an employee or agent of A&P as and to the extent required by law and may, as authorized at any time by general or specific action of the Board of Directors, further indemnify such individuals to the maximum extent now or hereafter permitted by law, in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) arising out of such person’s service in such capacity to A&P or to another organization at A&P’s request.

The rights of indemnification provided in A&P’s charter are not exclusive of any other rights which may be available under any insurance or other agreement, by vote of stockholders or disinterested directors or otherwise. In addition, the charter authorizes A&P to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of A&P or who is or was serving at the request of A&P as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in or arising out of his position, whether or not A&P would have the power to indemnify him under the provisions of the MGCL or otherwise.

Item 16. Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
2.1

Agreement and Plan of Merger by and among The Great Atlantic & Pacific Tea Company, Inc., Sand Merger Corp. and Pathmark Stores, Inc., dated as of March 4, 2007 (incorporated herein by reference to Annex A to the joint proxy statement/prospectus which is part of the Amended Registration Statement on Form S-4 filed on October 9, 2007).

3.1	Amended and Restated Charter of The Great Atlantic & Pacific Tea Company, Inc. (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on November 8, 2007).

Exhibit Number	Description
3.2	By-Laws of The Great Atlantic & Pacific Tea Company, Inc., as amended and restated through October 6, 2005 (incorporated herein by reference to Exhibit 3.2 to Form 8-K filed on December 4, 2007).
4.1

Amended and Restated Warrant Agreement, dated as of March 4, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP and Yucaipa American Alliance Fund I, LP (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on March 6, 2007).

4.2

Yucaipa Stockholder Agreement, dated as of March 4, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP and Yucaipa American Alliance Fund I, LP (incorporated herein by reference to Exhibit 4.2 to Form 8-K filed on March 5, 2007).

4.3

Stockholder Agreement, dated as of March 4, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc. and Tengelmann Warenhandelsgesellschaft KG (incorporated herein by reference to Exhibit 4.3 to Form 8-K filed on March 5, 2007).

4.4**	Form of Indenture to be entered into by the Company and Wilmington Trust Company, as Trustee (including form of notes).
4.5	Form of Certificate for shares of Common Stock of the Company.
5.1**	Opinion of McGuireWoods LLP regarding legality of the securities being registered.
5.2**	Opinion of Cahill Gordon & Reindel LLP regarding legality of the securities being registered.
10.1

Pathmark Stores, Inc. Stockholder Voting Agreement, dated as of March 4, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP and Yucaipa American Alliance Fund I, LP (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed on March 5, 2007).

12.1**	Statement of computation of ratios of earnings to fixed charges.
23.1**	Consent of McGuireWoods LLP (included as part of its opinion filed as Exhibit 5.1).
23.2**	Consent of Cahill Gordon & Reindel LLP (included as part of its opinion filed as Exhibit 5.2).
23.3**	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for The Great Atlantic & Pacific Tea Company, Inc.
23.4**	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Pathmark Stores, Inc.
23.5**	Consent of Independent Auditors from Ernst & Young LLP.
24.1**	Power of Attorney (included on signature page to this registration statement).
25.1**	Statement of Eligibility of Trustee on Form T-1.
99.1

The Great Atlantic & Pacific Tea Company, Inc. Stockholder Voting Agreement, dated as of March 4, 2007, by and among Tengelmann Warenhandelsgesellschaft KG and Pathmark Stores, Inc. (incorporated herein by reference to Exhibit 99.1 to Form 8-K filed on March 5, 2007).

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser; and

(6) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on December 7, 2007.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY , INC.

By:	/S/ BRENDA M. GALGANO Name: Brenda M. Galgano Title: Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on December 7, 2007. Each person whose signature appears below hereby appoints Allan Richards and Chris McGarry, and each of them singly, such person’s true and lawful attorneys, with full power to them and each of them to sign, for such person and in such person’s name and capacity indicated below, any and all amendments and post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in their names in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Name	Title

/S/ CHRISTIAN W. E. HAUB Name: Christian W. E. Haub	Executive Chairman and Director
/S/ ERIC CLAUS Name: Eric Claus	President and Chief Executive Officer
/S/ JOHN D. BARLINE Name: John D. Barline	Director
/S/ DR. JENS-JURGEN BÖCKEL Name: Dr. Jens-Jurgen Böckel	Director
/S/ BOBBIE ANDREA GAUNT Name: Bobbie Andrea Gaunt	Director
/S/ DR. ANDREAS GULDIN Name: Dr. Andreas Guldin	Director
/S/ DAN PLATO KOURKOUMELIS Name: Dan Plato Kourkoumelis	Director

Name	Title

/S/ EDWARD LEWIS Name: Edward Lewis	Director
/S/ GREGORY MAYS Name: Gregory Mays	Director
/S/ MAUREEN B. TART-BEZER Name: Maureen B. Tart-Bezer	Director
/S/ BRENDA M. GALGANO Name: Brenda M. Galgano	Senior Vice President, Chief Financial Officer
/S/ MELISSA E. SUNGELA Name: Melissa E. Sungela	Vice President, Corporate Controller (Chief Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
2.1

Agreement and Plan of Merger by and among The Great Atlantic & Pacific Tea Company, Inc., Sand Merger Corp. and Pathmark Stores, Inc., dated as of March 4, 2007 (incorporated herein by reference to Annex A to the joint proxy statement/prospectus which is part of the Amended Registration Statement on Form S-4 filed on October 9, 2007).

3.1	Amended and Restated Charter of The Great Atlantic & Pacific Tea Company, Inc. (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on November 8, 2007).
3.2	By-Laws of The Great Atlantic & Pacific Tea Company, Inc., as amended and restated through October 6, 2005 (incorporated herein by reference to Exhibit 3.2 to Form 8-K filed on December 4, 2007).
4.1

Amended and Restated Warrant Agreement, dated as of March 4, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP and Yucaipa American Alliance Fund I, LP (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on March 6, 2007).

4.2

Yucaipa Stockholder Agreement, dated as of March 4, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP and Yucaipa American Alliance Fund I, LP (incorporated herein by reference to Exhibit 4.2 to Form 8-K filed on March 5, 2007).

4.3

Stockholder Agreement, dated as of March 4, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc. and Tengelmann Warenhandelsgesellschaft KG (incorporated herein by reference to Exhibit 4.3 to Form 8-K filed on March 5, 2007).

4.4**	Form of Indenture to be entered into by the Company and Wilmington Trust Company, as Trustee (including form of notes).
4.5	Form of Certificate for shares of Common Stock of the Company.
5.1**	Opinion of McGuireWoods LLP regarding legality of the securities being registered.
5.2**	Opinion of Cahill Gordon & Reindel LLP regarding legality of the securities being registered.
10.1

Pathmark Stores, Inc. Stockholder Voting Agreement, dated as of March 4, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP and Yucaipa American Alliance Fund I, LP (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed on March 5, 2007).

12.1**	Statement of computation of ratios of earnings to fixed charges.
23.1**	Consent of McGuireWoods LLP (included as part of its opinion filed as Exhibit 5.1).
23.2**	Consent of Cahill Gordon & Reindel LLP (included as part of its opinion filed as Exhibit 5.2).
23.3**	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for The Great Atlantic & Pacific Tea Company, Inc.
23.4**	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Pathmark Stores, Inc.
23.5**	Consent of Independent Auditors from Ernst & Young LLP.

Exhibit Number	Description
24.1**	Power of Attorney (included on signature page to this registration statement).
25.1**	Statement of Eligibility of Trustee on Form T-1.
99.1

The Great Atlantic & Pacific Tea Company, Inc. Stockholder Voting Agreement, dated as of March 4, 2007, by and among Tengelmann Warenhandelsgesellschaft KG and Pathmark Stores, Inc. (incorporated herein by reference to Exhibit 99.1 to Form 8-K filed on March 5, 2007).

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.